ANDREA ELECTRONICS CORPORATION
                               EMPLOYMENT AGREEMENT

This AGREEMENT is made effective as of November 20, 1998 (the "Effective Date") by and between Andrea Electronics Corporation (the "Company"), a New York corporation and Christopher P. Sauvigne (the "Executive").

WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement; and

WHEREAS, the Executive is willing to serve in the employ of the Company on a full-time basis for said period.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.       DUTIES AND RESPONSIBILITIES

         The Executive shall serve as President and Chief Operating Officer of the Company. Subject to the supervision and direction of the Board of Directors of the Company (the "Board") and the Chief Executive Officer or Co-Chief Executive Officers, as the case may be, of the Company and unless otherwise determined by the Board or such Chief Executive Officer or the Co-Chief Executive Officers, as the case may be, the Executive in such capacity shall: be responsible for managing the affairs of the Corporation; have supervision and direction of all of the other officers of the Corporation other than such Chief Executive Officer or Co-Chief Executive Officers, as the case may be; have the powers and duties usually and customarily associated with the office of the President and Chief Operating Officer; and have such commensurate responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board or such Chief Executive Officer or Co-Chief Executive Officers, as the case may be. The Executive shall be appointed to the Company's Board reasonably promptly following the effective date of this Agreement. The Executive shall devote substantially all his time, energy and skill during reasonable business hours to the service of the Company. The Executive's office shall be located at the Company's headquarters, which shall be located at 45 Melville Park Rd., Melville, New York, 11747.

2.       TERM OF AGREEMENT

The Company shall employ the Executive and the Executive shall serve as a full-time employee of the Company for the term beginning on the effective date of this Agreement and ending on December 31, 2001 (such period, as may be extended in accordance herewith, being the "Employment Period"). The Employment Period and this Agreement shall be automatically extended for successive one (1) year terms following the expiration date of the Employment Period in effect immediately prior to each such extension, unless either the Company or the Executive notifies the other in writing at least twelve months prior to such expiration that the Employment Period and this Agreement shall not be so extended. Further, if employment is terminated for any reason other than death, such termination will not result in the expiration of the term of this Agreement.

3.       COMPENSATION DURING TERM OF AGREEMENT

(a)      Base Salary

The Company shall pay the Executive a salary (the "Base Salary") of not less than the greater of (i) $200,000 per annum and (ii) the base salary of the Chief Executive Officer of the Company or the higher of the base salaries of the Co-Chief Executive Officers of the Company, as the case may be. Base Salary shall include any amounts of compensation deferred by the Executive under any employee benefit plan maintained by the Company. Such Base Salary shall be payable weekly. The Executive's Base Salary shall be reviewed annually. Such review shall be conducted by a Compensation Committee designated by the Board, and the Board shall increase the Executive's Base Salary by a Cost of Living Allowance ("COLA") percentage and a 7% merit increase based on performance as determined by the Board. The increased Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Company shall also provide the Executive, at no cost to the Executive, with all such other benefits as are provided uniformly to permanent full-time employees of the Company.

(b)      Short-Term Incentive Compensation Program

The  Executive  shall   participate  in  the  Company's   Short-Term   Incentive
Compensation Program. Annual cash awards ("Short-Term Awards") under this program will be based on the achievement of performance goals, both corporate (80%) and individual (20%), expressed as a percentage of the Executive's Base Salary or dollar amount adopted on or after the date of this Agreement. Performance measures will include sales from new sources and operating income. Performance goals, measures and annual awards will be determined by the Compensation Committee and approved by the Board. The Company will pay the Short-Term Award to the Executive within 60 days following the last day of the Company's fiscal year. Notwithstanding whether any such performance goals are achieved, the Short-Term Awards payable to the Executive shall be not less than $150,000 per annum in respect of each year or fraction thereof of employment under this Agreement. In the event that such performance goals are achieved or the Chief Executive Officer or either or both Co-Chief Executive Officers, as the case may be, of the Company receives Short-Term Awards in respect of any year or fraction thereof during the Executive's employment under this Agreement, then the Short-Term Award in respect of such year or fraction thereof payable to the Executive shall be not less than $150,000 per annum plus not less than 75% of any amount in excess of $150,000 per annum awarded to such Chief Executive Officer or Co-Chief Executive Officer, as the case may be, provided, that for purposes of calculating any such excess amount in the event that both Co-Chief Executive Officers are awarded any such Short-Term Award in excess of $150,000, the amount that shall be used for calculating the amount of such excess shall be the higher of the Short-Term Awards to the Co-Chief Executive Officers.

(c)      Long-Term Incentive Compensation Program

In addition to the Base Salary and Short-Term Award, the Executive shall be entitled to participate, during the Employment Period, in the Company's Long-Term Incentive Compensation Program. Long-term cash or equity-based awards ("Long-Term Awards") may include (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) deferred stock, (v) stock reload options and/or (vi) other stock-based awards. The Executive shall receive an initial stock option award under the Company's 1998 Stock Plan (the "Plan") covering 250,000 shares of the Common Stock, par value $.50 per share (each a "Share"), of the Company at an exercise price of $8.875 per share, the market price as of the date of this agreement. Each equity-based, Long-Term Award granted to the Executive shall vest as follows: 25% shall vest on the first anniversary of such award; an additional 25% shall vest on the second anniversary of such award; and the remaining 50% shall vest on the third anniversary of such award. Furthermore, the Executive will receive no less than 75% of all subsequent Long-Term Awards given to the Chief Executive Officer or Co-Chief Executive Officers, as the case may be, provided, that for purposes of calculating the Long-Term Award, the number of shares used for calculating the amount shall be the higher of the Long-Term Awards granted to the Co-Chief Executive Officers.

(d) The Company will provide the Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which the Co-Presidents of the Company were participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Company will not, without the Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect the Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provision of this Section 3(d), the Executive will be entitled to (i) participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, (ii) a car to be leased and appropriately maintained and insured by the Company, (iii) annual fixed costs (including dues, capital assessments and the like) not to exceed $6,500 per annum related to membership in a club of the Executive's choice, (iv) four weeks of vacation per year, with the right to carry vacation time not used in any year (excluding vacation time so carried over) to the immediately subsequent year, and (v) reimbursement for attendance and related reasonable travel expenses, if any, at training sessions for the purpose of maintaining the Executive's Certified Public Accountant's license.

(e) In addition to the Base Salary provided for by Section 3(a) and other compensation provided for by Sections 3(b), (c) and (d) hereof, the Company shall pay or reimburse the Executive for all reasonable travel and other reasonable expenses incurred by the Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.       TERMINATION OF EMPLOYMENT

(a)      Death or Disability:

This Agreement shall terminate automatically upon the Executive's death. The Company may terminate this Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such a case, this Agreement (but not the Executive's employment with the Company) shall terminate effective on the 90th day after receipt of such notice (the "Disability Effective Date"), provided that, within 90 days after such receipt, the Executive shall fail to return to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means disability which, after the expiration of more than 52 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement upon acceptability not to be withheld unreasonably).

(b)      Cause:

The Company may terminate the Executive's employment for Cause (as defined below). For purposes of this Agreement, "Cause" means:

                  (i) an act or acts of dishonesty (other than insubstantial or inadvertent acts that do not materially affect the business, results of operations or financial condition of the Company) taken by the Executive at the expense of the Company;

                  (ii) repeated material violations by the Executive of the Executive's obligations under Section 1 of this Agreement; or

                  (iii) the conviction of the Executive of a felony.

(c)      Good Reason:

The Executive's employment may be terminated by the Executive for Good Reason (as defined below). For purposes of this Agreement, "Good Reason" means:

(i) (A) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement or (B) any other action by the Company which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(iii) the Company's requiring the Executive to be based at any office or location more than 50 miles from the location of the Company's headquarters set forth in Section 1, except for travel reasonably required in the performance of the Executive's responsibilities;

(iv) any purported termination by the Company of the Executive's employment other than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement;

(v) any failure by the Company to comply with and satisfy Section 15(a) of this Agreement; or

(vi) failure of the Executive to be nominated for election to the Board at each meeting of the shareholders of the Company during the term of this Agreement called for the purpose of, in addition to any other matters, electing the members of the Board, unless either the Company or the Executive in accordance with Section 2 notifies the other in writing at least twelve months prior to such expiration that the Employment Period and this Agreement shall not be extended.

(d)      Effect of Termination:

Termination shall not affect any rights that the Executive may have under any other program or arrangement.

5.       OBLIGATIONS OF THE COMPANY UPON TERMINATION

(a)      Death

If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of the Executive's death. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to those provided by the Company to surviving families of executives of the Company under such plans, programs and policies relating to family death benefits, if any, as in effect at any time during the 90-day period immediately preceding the date of the Executive's death, or if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families. The unvested portion of such stock options shall immediately become vested upon the Executive's death.

(b)      Disability

If this Agreement is terminated by reason of the Executive's Disability, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to those provided by the Company to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect during the 90-day period immediately preceding the Disability Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families. The unvested portion of such stock options shall immediately become vested upon the Executive's Disability.

(c)      Cause

If the Executive's employment shall be terminated for Cause pursuant to Section 4(b), the Company shall pay the Executive his full Base Salary through the Date of Termination (as defined below) at the rate in effect at the time Notice of Termination (as defined below) is given and provide to the Executive all then vested benefits, deferred compensation and the like due to the Executive under this Agreement, and the Company shall have no further obligations to the Executive under this Agreement. In addition, the Executive shall be afforded the opportunity to convert any term policies insuring the Executive's health or life that are owned by the Company to individual policies, where permitted by the terms of such policies.

(d)      Good Reason; Other Than for Cause

If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, or the employment of the Executive shall be terminated by the Executive for Good Reason, the Company shall pay to the Executive a sum equal to (i) the amount of the remaining Base Salary payments that the Executive would have earned if he continued his employment with the Company during the remaining unexpired term of this Agreement at the Executive's Base Salary at the Date of Termination; (ii) an amount equal to the product of the highest annual amount of bonus and any other compensation paid to the Executive during the term of this Agreement multiplied by the remaining number of years of this Agreement and any fraction thereof; and (iii) an amount equal to the product of the highest annual amount of contributions that were made on the Executive's behalf to any employee benefit plans of the Company during the term of this Agreement times the remaining number of years of this Agreement and any fraction thereof. At the election of the Executive, which election is to be made within thirty (30) days of the Date of Termination, such payments shall be paid monthly during the remaining term of this Agreement following the Executive's termination. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

The Company will continue life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company for the Executive prior to his termination, except to the extent such coverage may be changed in its application to all Company employees on a nondiscriminatory basis. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

The Executive will be entitled to receive benefits due him under or contributed by the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company on the Executive's behalf to the extent such benefits are not otherwise paid to the Executive under a separate provision of this Agreement.

6.       CHANGE IN CONTROL

(a)      For purposes hereof, a "change in control" shall be defined as:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13D-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

         (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

         (iii) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then outstanding shares of common stock and the combined voting power, respectively, of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or

         (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b) Upon the occurrence of a Change in Control, the Company shall pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of
(i) the payments and benefits due for the remaining  term of this  Agreement and
(ii) five (5) times the Executive's average annual compensation from the Company for the five (5) preceding taxable years, or if the Executive's employment by the Company is then less than five (5) years, the Executive's average annual compensation from the Company during the Executive's employment by the Company, provided, that if such period of employment includes a short taxable year or less than all of a taxable year, compensation for such short or incomplete taxable year must be annualized before determining the average annual compensation for the period of employment. In annualizing compensation, the frequency with which payments are expected to be made over an annual period must be taken into account, such that any amount of compensation for such a short or incomplete taxable year that represents a payment that will not be made more often than once per year is not annualized. Such annual compensation shall include any commissions, bonuses, pension and profit sharing plan benefits, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to the Executive during such years. At the election of the Executive, which election is to be made within thirty (30) days of the Change in Control, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the thirty-six (36) months following the Executive's termination.

(c) All restrictions on the restricted stock then held by the Executive will lapse immediately, all stock options and stock appreciation rights then held by the Executive will become immediately exercisable, and any performance shares or units then held by the Executive will vest immediately, in full, in the event of a Change in Control.

(d) Upon the occurrence of a Change in Control, the Executive will be entitled to receive benefits due him under or contributed by the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company on the Executive's behalf to the extent such benefits are not otherwise paid to the Executive under a separate provision of this Agreement.

(e) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company for the Executive prior to his severance, except to the extent that such coverage may be changed in its application for all Company employees on a nondiscriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination.

(f) In the event that the Executive is receiving  monthly  payments  pursuant to
Section 6(b) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, the Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis pursuant to such section. Such election shall be irrevocable for the year for which such election is made.

(g) Any and all payments to be made to the Executive under this Agreement or otherwise as a result of a Change in Control whether in the nature of severance payments, liquidated damage payments, compensation or other payments (all of the foregoing being hereinafter referred to as "Change in Control Payments"), shall be made free and clear of, and without deduction or withholding for or on account of, any tax which may be payable under Section 4999 of the Internal Revenue Code of 1986 (the "Code"), now or hereafter imposed, levied, withheld or assessed (such amounts being hereinafter referred to as the "Excise Taxes"). If, notwithstanding the foregoing provision, any Excise Taxes are withheld from any Change in Control Payments made or to be made to the Executive, the amounts so payable to the Executive shall be increased to the extent necessary to yield to the Executive (after payment of any tax which may be payable under Section 4999 of the Code) the full amount which he is entitled to receive pursuant to the terms of this Agreement or otherwise without regard to liability for any Excise Taxes and any other Federal income taxes, State income taxes, FICA/Medicare and unemployment taxes thereon. In the event any Excise Taxes are now or hereafter imposed, levied, assessed, paid or collected with respect to the Change of Control Payments made or to be made to the Executive, Excise Taxes and any other Federal, State, FICA/Medicare and unemployment taxes thereon shall be paid by the Company or, if paid by the Executive, shall be reimbursed to the Executive by the Company upon its receipt of satisfactory evidence of such payment having been made.

7.       NOTICE

(a) Any purported termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

(b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

(c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

8.       POST-TERMINATION OBLIGATIONS

(a) All payments and benefits to the Executive under this Agreement shall be subject to the Executive's compliance with Section 8(b), hereof during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

(b) Following the expiration or termination of this Agreement, the Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, that, if the Executive's assistance is so required by the Company subsequent to the expiration or termination of this Agreement, then the Company shall pay to the Executive for such assistance a fee of $300 per hour plus reasonable and necessary travel costs related to the provision of such assistance; and provided, however, that Executive would not be required to furnish such information and assistance to the Company in connection with any litigation between the Executive and the Company or any of its subsidiaries or affiliates.

9.       NON-COMPETITION

(a) Upon any termination of the  Executive's  employment  hereunder  pursuant to
Section 6 hereof, the Executive agrees not to compete with the Company for a period of one (1) year following such termination in any city, town or county in which the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. The Executive agrees that during such period and within said cities, towns and counties, the Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the business activities of the Company. The parties hereto, recognizing that irreparable injury will result to the Company, its business and property in the event of the Executive's breach of this Section 9(a) agree that in the event of any such breach, as judicially determined, by the Executive, the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Executive, the Executive's partners, agents, servants, employers, employees and all persons acting for or with the Executive. The Executive represents and admits that in the event of the termination of his employment pursuant to
Section 6 hereof, the Executive's experience and capabilities are such that the Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Company, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive.

(b) The Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company is a valuable, special and unique asset of the business of the Company. The Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose any concepts or ideas that are not solely and exclusively derived from the business plans and activities of the Company. In the event of a breach or threatened breach by the Executive of the provisions of this Section 9(b), the Company will be entitled to an injunction restraining the Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company, or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive.

10.      NO ATTACHMENT

(a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

(b) This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective successors and assigns.

11.      MODIFICATION AND WAIVER

(a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

12.      SEVERABILITY

If, for any reason, any provision of this Agreement or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not so held invalid, and each such other provision and part thereof shall, to the full extent consistent with law, continue in full force and effect.

13.      HEADINGS FOR REFERENCE ONLY

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

14.      ARBITRATION

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Company's headquarters set forth in Section 1, in accordance with the rules of the American Arbitration Association then in effect. One arbitrator shall be selected by the Company; one arbitrator shall be selected by the Executive; and one arbitrator shall be selected by the two arbitrators respectively selected by the Company and the Executive. Judgment may be entered on the arbitrators' award in any court having jurisdiction, provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid and receive benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due the Executive under this Agreement.

15.      PAYMENT OF LEGAL FEES; DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

(a) All reasonable legal fees and other expenses paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company if the Executive is successful pursuant to a legal judgment, arbitration or settlement.

(b) The Company shall maintain a directors' and officers' liability insurance policy containing such provisions and amounts of coverage that are usual and customary for companies of size similar to the Company and subject to risks similar to those to which the Company is subject, provided that such coverage can be obtained at commercially reasonable rates.

16.      SUCCESSOR TO THE COMPANY

The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally, to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

17.      UNFUNDED AGREEMENT SUBJECT TO CLAIMS OF COMPANY CREDITORS

The Company's obligation under this Agreement will be unfunded and the Executive will not have any claims or rights superior to those of any general creditor of the Company.

18.      GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application hereto of the laws of any jurisdiction other than the State of New York. Each party agrees to that any action arising under this Agreement may be brought in the federal or state courts in the County of New York, State of New York, and each party agrees to submit to the personal jurisdiction of such courts.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, on the day first above written.

                         ANDREA ELECTRONICS CORPORATION


                             By: /s/ John N. Andrea
                             Name:  John N. Andrea
                             Title:   Co-Chief Executive Officer



                             By: /s/ Christopher P. Sauvigne
                             Name:  Christopher P. Sauvigne